Exhibit 3.231
The State of Texas
SECRETARY OF STATE
CERTIFICATE OF INCORPORATION
OF
COLUMBIA PATIENT ACCOUNT SERVICES, INC.
CHARTER NUMBER 1405287
The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.
ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.
Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated:	June 28, 1996
Effective:	June 28, 1996

/s/ Antonio O. Garza, Jr.

Antonio O. Garza, Jr. CEB Secretary of State

FILED
In the Office of the
Secretary of State of Texas
JUN 28 1996
Corporations Section
ARTICLES OF INCORPORATION
OF
COLUMBIA PATIENT ACCOUNT SERVICES, INC.
     I, the undersigned natural person of the age of eighteen years or more, acting as Incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Article of Incorporation for such corporation:
ARTICLE ONE
     The name of the corporation is COLUMBIA PATIENT ACCOUNT SERVICES, INC.
ARTICLE TWO
     The period of its duration is perpetual.
ARTICLE THREE
     The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
ARTICLE FOUR
     The aggregate number of shares which the corporation shall have authority to issue One Thousand (1,000) of the par value of One Dollar ($1.00).
ARTICLE FIVE
     The shareholders shall not have the preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.
ARTICLE SIX
     Shareholders do not have the right to cumulative voting.
ARTICLE SEVEN
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).
ARTICLE EIGHT
     The street address of its initial registered office is c/o THE PRENTICE-HALL CORPORATION SYSTEM, INC., 400 N. St. Paul, Dallas, Texas 75201, and the name of its initial registered agent at such address is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

ARTICLE NINE
     The number of directors of the corporation may be fixed by the by-laws.
ARTICLE TEN
     The number of directors constituting the initial board of directors is three (3), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME	ADDRESS
Stephen T. Braun	One Park Plaza Nashville, TN 37203

Kenneth C. Donahey	One Park Plaza Nashville, TN 37203

Rosalyn S. Elton	One Park Plaza Nashville, TN 37203
ARTICLE ELEVEN
     The name and address of the incorporator is:

NAME	ADDRESS
Emily G. Hall	One Park Plaza Nashville, TN 37203
     IN WITNESS WHEREOF, I have hereunto set out by hand this 27th day of June, 1996.

/s/ EMILY G. HALL
EMILY G. HALL
INCORPORATOR

2

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Gwyn Shea Secretary of State
Office of the Secretary of State
CERTIFICATE OF AMENDMENT
OF
National Patient Account Services, Inc.
140528700
[formerly: COLUMBIA PATIENT ACCOUNT SERVICES, INC.]
The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of amendment for the above named entity have been received in this office and have been found to conform to law.
ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.
Dated: 07/03/2002
Effective: 07/03/2002

Gwyn Shea
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: Linda Boots

FILED
In the Office of the
Secretary of State of Texas
JUL 03 2002
Corporations Section
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
COLUMBIA PATIENT ACCOUNT SERVICES, INC.
     Pursuant to the provisions of Articles 4.01-4.06 of the Texas Business Corporation Act, undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
     ARTICLE ONE: The name of the Corporation is COLUMBIA PATIENT ACCOUNT SERVICES, INC.
     ARTICLE TWO: The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the Corporation on July 2, 2002. Article One is amended by replacing it in its entirety to read as follows:
     “ARTICLE ONE: The name of the Corporation is National Patient Account Services, Inc.”
     ARTICLE THREE: The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
Common	1,000
     ARTICLE FOUR: The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.
     Dated this 2nd day of July, 2002.

By	/s/ A. Bruce Moore, Jr.
A. Bruce Moore, Jr.
President

By	/s/ John M. Franck II
John M. Franck II
Vice President and Secretary

CONSENT OF THE SOLE SHAREHOLDER
OF
COLUMBIA PATIENT ACCOUNT SERVICES, INC.

     The undersigned, being the sole shareholder of Columbia Patient Account Services, inc., (the “Corporation”), does hereby consent to the adoption of the following resolution:
     RESOLVED, that Article One of the Corporation’s Articles of Incorporation be, and it hereby is, amended by substituting the following, so that as amended such Article shall read in its entirety as follows:
     “ARTICLE ONE: The name of the corporation is National Patient Account Services, Inc.”
     Dated this 2nd day of July, 2002.

GALEN HOLDCO, LLC
BY:	/s/ JOHN M. FRANCK II
JOHN M. FRANCK II
Vice President

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS
OF
COLUMBIA PATIENT ACCOUNT SERVICES, INC.

     The undersigned, being the Board of Directors of Columbia Patient Account Services, Inc. (the “Corporation”), do hereby consent to the adoption of the following resolutions:
     RESOLVED, that Article One of the Corporation’s Articles of Incorporation be, and it hereby is, amended by substituting the following, so that as amended such Article shall read in its entirety as follows:
     “ARTICLE ONE: The name of the corporation is National Patient Account Services, Inc.”
     FURTHER RESOLVED, that such amendment be presented for approval by the Shareholder; and
     FURTHER RESOLOVED, that, following such shareholder approval, the proper officers of the Corporation be and they hereby are authorized to execute, in the name and on behalf of the Corporation, and file with the Secretary of State of Texas, Articles of Amendment to the Articles of Incorporation and to do any and all things as may be necessary to effect such amendment; and
     FURTHER RESOLVED, that the officers of the Corporation be, and they are hereby authorized and directed to take all such actions as they deem necessary or appropriate to carry out the intent of the foregoing resolutions.
Dated this 2nd day of July, 2002

/s/ A. BRUCE MOORE, JR.
A. BRUCE MOORE, JR.

/s/ JOHN M. FRANCK II
JOHN M. FRANCK II

/s/ R. MILTON JOHNSON
R. MILTON JOHNSON